UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 29, 2008

Date of Report (Date of Earliest Event Reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 29, 2008, Cypress Semiconductor Corporation (“Cypress” or the “Company”) completed the distribution of 42,033,287 shares of Class B common stock of SunPower Corporation (“SunPower”) held by Cypress to Cypress’s stockholders (the “Spin-Off”). The distribution was made pro rata to Cypress’s stockholders of record as of the close of trading on the New York Stock Exchange (“NYSE”) on September 17, 2008 (the “Record Date”). As a result of the Spin-Off, each Cypress stockholder received 0.27427234997709 of a share of SunPower Class B common stock for each share of Cypress common stock held as of the Record Date. Cypress’s stockholders will receive cash in lieu of fractional shares for amounts of less than one SunPower share.

The distribution was structured to be tax-free to Cypress and its stockholders for U.S. federal income tax purposes, except in respect to cash received in lieu of fractional share interests. For a detailed discussion of the tax consequences of the Spin-Off to Cypress’s stockholders, please refer to “Tax Basis Information” in the Investor Relations section of the Company’s website at www.cypress.com. The contents of the website are not incorporated by reference herein.

As the majority shareholder of SunPower prior to the Spin-Off, Cypress consolidated SunPower’s financial results. Following the Spin-Off, Cypress does not own any shares of SunPower and will no longer consolidate SunPower’s financial results beginning in the fourth quarter of fiscal 2008. Cypress will account for SunPower as a discontinued operation in its historical financial statements for periods prior to the Spin-Off.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2008, the Company disclosed in a Current Report on Form 8-K that, among other things, its Board of Directors (the “Board”) had approved, consistent with and similar to the provisions in the Company’s 1994 and 1999 Stock Plans (together, the “Plans”) providing for automatic adjustment of service provider equity awards and share pools pursuant to a Company stock split or similar change in capitalization effected without receipt of consideration by the Company, certain adjustments to its equity plans and outstanding awards under the Plans in light of the Spin-Off.

Specifically, the Board approved to make the proportionate adjustments to: (i) the number of authorized but unissued shares reserved for issuance under the Plans, (ii) the numerical provisions under the Plans’ annual grant limits and automatic option grant sections, including automatic grants to Board members, and (iii) outstanding employee equity awards, including stock options, restricted stock unit (“RSU”) awards and restricted stock awards, under the Plans to preserve the intrinsic value of the awards before and after the Spin-Off.

The Board also approved and disclosed certain adjustments with respect to its Employee Qualified Stock Purchase Plan (the “ESPP”) to offset the decrease in the Company’s common stock price resulting from the Spin-Off. These changes include a proportionate adjustment in the offering date price per share of Company’s common stock and maximum number of shares an ESPP participant may purchase.

The modification of the outstanding employee equity awards results in an additional non-cash stock-based compensation expense currently estimated to be $178 million. See “Note 4. Modification of Outstanding Employee Equity Awards” of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements in Exhibit 99.1 for further discussion.

On September 30, 2008, following the Spin-Off, outstanding awards under the Plans were adjusted by a conversion ratio of 4.12022 (the “Conversion Ratio”). Specifically, the number of shares of the Company’s common stock issuable pursuant to outstanding awards was multiplied by the Conversion Ratio, rounded down to the nearest whole share. In addition, the per share exercise price of options was divided by the Conversion Ratio. Also, the number of authorized but unissued shares reserved for issuance under the Plans and the ESPP and the numerical provisions under the Plans’ annual grant limits and automatic option grant provisions, including automatic grants to Board members, were multiplied by the Conversion Ratio, rounded down to the nearest whole share.

The ESPP offering date price for the current offering period was divided by the Conversion Ratio, rounded up to the nearest whole cent and the maximum number of shares an ESPP participant may purchase was multiplied by the Conversion Ratio, rounded down to the nearest whole share.

The Conversion Ratio was calculated based upon the ratio of the volume-weighted average price (“VWAP”) for the Company’s common stock traded on the NYSE from 9:30 a.m. to 4:00 p.m. New York City time as reported on Bloomberg page CY.N<EQUITY>AQR<GO> on September 29, 2008, the trading day before consummation of the Spin-Off (or $21.5195), divided by the VWAP for the Company’s common stock traded on the NYSE from 9:30 a.m. to 4:00 p.m. New York City time as reported on Bloomberg page CY.N<EQUITY>AQR<GO> on September 30, 2008, the trading day after consummation of the Spin-Off (or $5.2229).

The following table summarizes the Company’s total outstanding common shares, stock options, RSU awards and restricted stock awards before and after applying the Conversion Ratio as of September 30, 2008:

	Before	After
	(In millions)
Common shares	153.3	153.3
Stock options	17.9	73.8
RSU awards and restricted stock awards (1)	7.3	30.1

Total	178.5	257.2

(1)	Includes approximately 4.5 million shares of performance-based awards, of which 1.2 million shares have milestones established by the Company’s Compensation Committee of the Board in fiscal 2008.

The following table summarizes the Company’s estimated weighted-average diluted common shares (excluding the Company’s outstanding 1.00% Convertible Senior Notes) for the third quarter of fiscal 2008 before and after applying the Conversion Ratio:

	Before	After
	(In millions)
Weighted-average common shares	152.0	152.0
Dilutive securities (1):
Stock options	6.8	17.9
RSU awards and restricted stock awards	3.2	13.2

Weighted-average common shares - diluted	162.0	183.1

Average stock price used in treasury stock method (2)	$27.00	$5.22

(1)	The weighted-average diluted common shares do not reflect the impact of the Company's outstanding 1.00% Convertible Senior Notes due September 15, 2009.
(2)	The average stock price of $27.00 represents the average stock price for the third quarter of fiscal 2008, and the average stock price of $5.22 represents the closing price of Cypress's common stock on September 30, 2008. Changes in the stock price will impact the number of dilutive securities in future periods.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial statements:

Pro forma financial statements are attached as Exhibit 99.1 to this report.

(d)	Exhibits:

Exhibit	Description

99.1

Pro forma financial statements, including:

(i)     Unaudited pro forma condensed consolidated statements of operations for:

•        six months ended June 29, 2008 and July 1, 2007; and

•        fiscal years ended December 30, 2007, December 31, 2006 and January 1, 2006.

(ii)    Unaudited pro forma condensed consolidated balance sheet as of June 29, 2008.

(iii)  Notes to unaudited pro forma condensed consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: October 3, 2008	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President,
Finance and Administration and
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit	Description

99.1

Pro forma financial statements, including:

(i)     Unaudited pro forma condensed consolidated statements of operations for:

•       six months ended June 29, 2008 and July 1, 2007; and

•       fiscal years ended December 30, 2007, December 31, 2006 and January 1, 2006.

(ii)    Unaudited pro forma condensed consolidated balance sheet as of June 29, 2008.

(iii)  Notes to unaudited pro forma condensed consolidated financial statements.